EXHIBIT 23.1
Consent of Independent Registered Public Accountant
We have issued our report dated September 25, 2008, accompanying the consolidated financial statements and schedule included in the Annual Report of Salton, Inc. on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Salton, Inc. on Form S-3 (File No. 333-31692) and on Forms S-8 (File No. 333-72903, File No. 333-93893, File No. 333-83848 and File No. 333-91012).
/s/ Grant Thornton LLP
Fort Lauderdale, Florida
September 25, 2008